News Release

Amkor Technology Reports Financial Results for the Third Quarter 2012

Third Quarter 2012

•	Net sales $695 million

•	Gross margin 17%

•	Net income $22 million

•	Earnings per diluted share $0.11

CHANDLER, Ariz. - October 25, 2012 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2012, with net sales of $695 million, net income of $22 million, and earnings per diluted share of $0.11.

"Solid demand for wireless communications in both packaging and test was the key driver of our business in the third quarter," said Ken Joyce, Amkor's president and chief executive officer. "Lower than anticipated supply of 28 nanometer wafers in the early part of the quarter and the overall weakness in the semiconductor market and general economy constrained our growth."

Selected financial information for the third quarter 2012, is as follows:

•	Net Sales: $695 million, up 1% from $687 million in the prior quarter, and down 6% from $740 million in the third quarter of 2011

•	Gross Margin: 17%, compared to adjusted gross margin of 17% in the prior quarter, and 17% in the third quarter of 2011

•	Net Income: $22 million, down from adjusted net income of $33 million in the prior quarter, and down from $27 million in the third quarter of 2011

•	Earnings Per Diluted Share: $0.11, down from adjusted earnings per diluted share of $0.15 in the prior quarter, and flat with $0.11 in the third quarter of 2011

The adjusted gross margin, adjusted net income and adjusted earnings per diluted share presented above for the second quarter 2012 are non-GAAP measures. Selected operating data for the third quarter 2012, and a reconciliation of the second quarter 2012 non-GAAP measures presented above to the comparable GAAP measures, are included in a section below before the financial statements.

“Capital additions were $173 million during the third quarter, primarily in support of customers in smartphones and tablets,” said Joanne Solomon, Amkor's executive vice president and chief financial officer. "We accelerated the purchase of some 28 nanometer test equipment to meet the ramp in demand for communications at the end of the quarter. Capital additions for the year are expected to remain around $500 million as we continue to support the growing demand for communications in the fourth quarter and beyond."

Amkor's Board of Directors previously authorized $300 million for the repurchase of our common stock. During the third quarter 2012 the company repurchased 8.3 million shares at a purchase price of $41.8 million, for a total of 45.0 million shares at a purchase price of $208.4 million since the program commenced.

“We took advantage of favorable conditions in the capital markets to refinance certain debt of our subsidiaries,” continued Solomon. “Our new 10-year note extends our maturities and mitigates future refinancing and liquidity risks.”

Cash and cash equivalents were $549 million, and net debt was $1.1 billion, at September 30, 2012.

Business Outlook

Based upon currently available information, we have the following expectations for the fourth quarter 2012:

•	Net sales of $675 million to $725 million, down 3% to up 4% from the prior quarter

•	Gross margin of 16% to 19%

•	Net income of $11 million to $35 million, or $0.07 to $0.16 per diluted share

•
Capital additions of around $50 million for the fourth quarter, and around $500 million for the full year (excluding $100 million for the acquisition of land relating to our previously announced new factory and R&D center in Incheon, South Korea)

“We expect solid growth in wireless communications in the fourth quarter of 2012 as our investment in this market continues to gain momentum,” noted Joyce. “The anticipated growth in communications during the quarter is expected to offset the general softening in demand we see in the other end markets due to the weak and uncertain macroeconomic environment and the normal seasonal decline in gaming."

Conference Call Information

Amkor will conduct a conference call on Thursday, October 25, 2012, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-941-8631 or 1-480-629-9723. A replay of the call will be made available at Amkor's website or by dialing 1-800-406-7325 or 1-303-590-3030 (access pass code #4568999). The webcast is also being distributed over Thomson Reuters' Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Reuters' individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Reuters' Individual Investor Network. Institutional investors can access the call via Thomson Reuters' password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company's filings with the Securities and Exchange Commission and on Amkor's website: www.amkor.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding our expectations for 2012 capital expenditures, growing demand for smartphones and tablets, the impact of our new 10-year note on future liquidity and all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters, including the final ruling in the Tessera arbitration and the impact of other proceedings involving Tessera, Inc.;

•	the highly unpredictable nature of the semiconductor industry;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the increasingly uncertain macroeconomic environment;

•	timing and volume of orders relative to production capacity and inability to achieve high capacity utilization rates;

•	volatility of consumer demand and weakness in forecasts from our customers for products incorporating our semiconductor packages;

•	dependence on key customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the supply of 28 nanometer wafers;

•	customer modification of and follow through with respect to forecasts provided to us, including delays in forecasts with respect to smartphones and tablets;

•
changes in tax rates and taxes as a result of changes in tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital additions;

•	the effects of a recession or other downturn in the U.S. and other economies worldwide;

•	disruptions or deficiencies in our controls resulting from the implementation of our new enterprise resource planning system;

•	worldwide economic effects of terrorist attacks, natural disasters and military conflict;

•	our ability to control costs and improve profitability;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	exchange rate fluctuations;

•	dependence on key personnel;

•	difficulties in managing growth;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2011 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Senior Director, Corporate Communications
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2012	Q2 2012	Q3 2011
Sales Data (prior periods were revised for a refinement of our classifications):
Packaging services (in millions):
Chip scale package	$235	$244	$247
Leadframe	171	176	179
Ball grid array	148	137	190
Other packaging	62	54	52
Packaging services	616	611	668
Test services	79	76	72
Total sales	$695	$687	$740

Packaging services:
Chip scale package	34%	35%	33%
Leadframe	25%	26%	24%
Ball grid array	21%	20%	26%
Other packaging	9%	8%	7%
Packaging services	89%	89%	90%
Test services	11%	11%	10%
Total sales	100%	100%	100%

Packaged units (in millions):
Chip scale package	603	480	461
Leadframe	1,499	1,589	1,511
Ball grid array	47	45	57
Other packaging	51	11	28
Total packaged units	2,200	2,125	2,057

Net sales from top ten customers	62%	64%	63%

Capacity Utilization
Packaging	76%	79%	79%
Test	77%	80%	76%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (cell phones, tablets, wireless LAN, handheld devices)	44%	45%	40%
Consumer (gaming, television, set top boxes, portable media, digital cameras)	24%	23%	27%
Computing (PCs, laptops, hard disk drives, servers, displays, printers, peripherals)	11%	12%	12%
Networking (network servers, routers, switches)	12%	11%	12%
Other (auto, industrial)	9%	9%	9%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100%	100%	100%
Cost of sales:
Materials	43%	43%	45%
Labor	15%	15%	15%
Other manufacturing	25%	25%	23%
Loss contingency accrual	—%	4%	—%
Gross margin	17%	13%	17%

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2012	Q2 2012	Q3 2011
	(In millions, except per share data)
Capital Investment Data:
Property, plant and equipment additions	$173	$149	$123
Net change in related accounts payable and deposits	(25)	(38)	(23)
Purchases of property, plant and equipment	$148	$111	$100
Depreciation and amortization	$94	$91	$83

Free Cash Flow Data:
Net cash provided by operating activities	$142	$86	$142
Less purchases of property, plant and equipment	(148)	(111)	(100)
Free cash flow*	$(6)	$(25)	$42

Earnings per Share Data:
Net income attributable to Amkor - basic	$22	$1	$27

Adjustment for dilutive securities on net income:
Interest on 6.0% convertible notes due 2014, net of tax	4	—	4
Net income attributable to Amkor - diluted	$26	$1	$31

Weighted average shares outstanding - basic**	154	166	195
Effect of dilutive securities:
6.0% convertible notes due 2014	83	—	83
Weighted average shares outstanding - diluted	237	166	278

Net income attributable to Amkor per common share:
Basic	$0.14	$—	$0.14
Diluted	$0.11	$—	$0.11

*We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by U.S. generally accepted accounting principles ("U.S. GAAP"). We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

**Amkor's Board of Directors previously authorized $300 million for the repurchase of our common stock. During the third quarter, we repurchased 8.4 million shares of common stock for a purchase price of $41.8 million. As of September 30, 2012, we had repurchased a total of 45.0 million shares under the stock repurchase program for a purchase price of $208.4 million.

In the press release above we provide adjusted gross margin, adjusted net income and adjusted earnings per diluted share for the second quarter 2012. We present these non-GAAP amounts to demonstrate the impact of the loss contingency accrual for the second quarter 2012. However, these measures have limitations, including that they exclude the accrual for the Tessera arbitration panel award, which is an amount that the company may ultimately have to pay in cash. Furthermore, the factors affecting the calculation of the arbitration award are complex and subject to determination by the arbitration panel. Therefore, the final amount of the loss may be more than the amount of the current accrual. Accordingly, these measures that exclude the loss contingency accrual should be considered in addition to, and not as a substitute for, or superior to, gross margin, net income and earnings per diluted share prepared in accordance with U.S. GAAP. Below is the reconciliation of adjusted gross margin, adjusted net income and adjusted earnings per diluted share to U.S. GAAP gross margin, net income and earnings per diluted share.

AMKOR TECHNOLOGY, INC.
Selected Operating Data

Non-GAAP Financial Measures Reconciliation:
Q2 2012
Gross margin	13%
Plus: Loss contingency accrual divided by net sales	4%
Adjusted gross margin	17%

Q2 2012
(In millions)
Net income	$1
Plus: Loss contingency accrual, net of tax	32
Adjusted net income	$33

Q2 2012
Earnings per diluted share	$—
Plus: Loss contingency accrual per diluted share	0.13
Plus: Adjustment for dilutive effect of interest on 6.0% convertible notes due 2014, net of tax	0.02
Adjusted earnings per diluted share	$0.15

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2012	2011	2012	2011
	(In thousands, except per share data)
Net sales	$695,353	$740,007	$2,036,890	$2,092,590
Cost of sales	578,566	617,768	1,725,802	1,713,848
Gross profit	116,787	122,239	311,088	378,742
Operating expenses:
Selling, general and administrative	49,297	65,011	160,041	190,853
Research and development	13,472	13,233	40,764	37,921
Total operating expenses	62,769	78,244	200,805	228,774
Operating income	54,018	43,995	110,283	149,968
Other expense (income):
Interest expense	19,689	17,594	60,727	55,992
Interest expense, related party	3,493	3,492	10,477	8,902
Interest income	(772)	(648)	(2,489)	(1,788)
Foreign currency loss (gain)	2,394	(3,005)	4,461	1,658
Loss on debt retirement, net	—	—	—	15,531
Equity in earnings of unconsolidated affiliate	(2,541)	(3,034)	(5,421)	(6,641)
Other income, net	(359)	(226)	(1,511)	(695)
Total other expense, net	21,904	14,173	66,244	72,959
Income before income taxes	32,114	29,822	44,039	77,009
Income tax expense	9,538	2,499	9,009	9,475
Net income	22,576	27,323	35,030	67,534
Net (income) loss attributable to noncontrolling interests	(259)	44	(358)	(576)
Net income attributable to Amkor	$22,317	$27,367	$34,672	$66,958

Net income attributable to Amkor per common share:
Basic	$0.14	$0.14	$0.21	$0.34
Diluted	$0.11	$0.11	$0.19	$0.28

Shares used in computing per common share amounts:
Basic	154,365	195,364	162,699	195,510
Diluted	237,060	278,068	245,431	278,529

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2012	December 31, 2011
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$549,085	$434,631
Restricted cash	2,680	2,680
Accounts receivable:
Trade, net of allowances	359,318	298,543
Other	14,550	27,197
Inventories	218,343	198,427
Other current assets	38,965	35,352
Total current assets	1,182,941	996,830
Property, plant and equipment, net	1,832,387	1,656,214
Intangibles, net	5,490	8,382
Investments	42,324	36,707
Restricted cash	2,264	4,001
Other assets	78,151	70,913
Total assets	$3,143,557	$2,773,047

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$40,475	$59,395
Trade accounts payable	500,170	424,504
Accrued expenses	197,798	158,287
Total current liabilities	738,443	642,186
Long-term debt	1,361,665	1,062,256
Long-term debt, related party	225,000	225,000
Pension and severance obligations	141,062	129,096
Other non-current liabilities	17,561	13,288
Total liabilities	2,483,731	2,071,826
Equity:
Amkor stockholders' equity:
Preferred stock	—	—
Common stock	198	197
Additional paid-in capital	1,613,471	1,611,242
Accumulated deficit	(763,790)	(798,462)
Accumulated other comprehensive income	12,555	10,849
Treasury stock	(210,921)	(130,560)
Total Amkor stockholders' equity	651,513	693,266
Noncontrolling interests in subsidiaries	8,313	7,955
Total equity	659,826	701,221
Total liabilities and equity	$3,143,557	$2,773,047

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2012	2011
	(In thousands)
Cash flows from operating activities:
Net income	$35,030	$67,534
Depreciation and amortization	272,891	249,543
Loss on debt retirement, net	—	10,557
Other operating activities and non-cash items	(724)	1,537
Changes in assets and liabilities	(22,761)	46,621
Net cash provided by operating activities	284,436	375,792

Cash flows from investing activities:
Purchases of property, plant and equipment	(380,344)	(324,349)
Proceeds from the sale of property, plant and equipment	3,759	15,333
Financing lease payment from unconsolidated affiliate	13,684	7,741
Other investing activities	1,451	(5,654)
Net cash used in investing activities	(361,450)	(306,929)

Cash flows from financing activities:
Borrowings under short-term debt	30,000	26,567
Payments of short-term debt	(40,000)	(21,567)
Proceeds from issuance of long-term debt	562,528	348,236
Proceeds from issuance of long-term debt, related party	—	75,000
Payments of long-term debt	(272,976)	(373,655)
Payments for debt issuance costs	(6,007)	(5,875)
Payments for repurchase of common stock	(80,946)	(41,543)
Proceeds from the issuance of stock through share-based compensation plans	181	933
Payments of tax withholding for restricted shares	(546)	(793)
Net cash provided by financing activities	192,234	7,303

Effect of exchange rate fluctuations on cash and cash equivalents	(766)	2,226

Net increase in cash and cash equivalents	114,454	78,392
Cash and cash equivalents, beginning of period	434,631	404,998
Cash and cash equivalents, end of period	$549,085	$483,390